OREGON STEEL MILLS, INC.
                                  --------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  --------------

                                   TO BE HELD
                                 APRIL 25, 2002
                             9:30 A.M. PACIFIC TIME
                                  --------------

TO THE STOCKHOLDERS:

     You are invited to attend the Annual Meeting of Stockholders of Oregon Steel Mills, Inc. (the "Corporation") to be held at the Double Tree Hotel, Columbia River Complex, 1401 N. Hayden Island Drive, Portland, OR 97217, on Thursday, April 25, 2002, at 9:30 a.m. Pacific Time.

     The meeting is being held for the following purposes:

     1.   To elect three Class B directors.
     2. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 1, 2002 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting is available for inspection at the offices of the Corporation.

     Admission to the meeting will be by Admission Ticket only. If you are a stockholder of record or an ESOP participant and plan to attend the Annual Meeting, please keep your Admission Ticket, which is enclosed, and present the ticket for admission to the meeting. If you are a stockholder whose shares are not registered in your own name and you plan to attend the meeting, please bring a copy of the voting form sent to you by the stockholder of record (your broker, bank, etc.) or other evidence of stock ownership.


                                            By Order of the Board of Directors,


                                            Jennifer R. Murray
                                            SECRETARY
April 5, 2002
Portland, Oregon

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. YOUR PROMPT RESPONSE COULD SAVE THE CORPORATION THE EXPENSE OF A FOLLOW-UP MAILING.

                            OREGON STEEL MILLS, INC.
                               1000 S.W. BROADWAY
                                   SUITE 2200
                             PORTLAND, OREGON 97205
                                 (503) 223-9228
                                 ---------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 ---------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Oregon Steel Mills, Inc. (the "Corporation") to be voted at the Annual Meeting of Stockholders to be held at the Double Tree Hotel, Columbia River Complex, 1401 N. Hayden Island Drive, Portland, OR 97217, on Thursday, April 25, 2002, at 9:30 a.m. Pacific Time, and any adjournments thereof.

     Only stockholders of record at the close of business on March 1, 2002 are entitled to notice of, and to vote at, the meeting. At the close of business on that date, the Corporation had 25,786,854 shares of Common Stock, $0.01 par value per share ("Common Stock"), outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held. There are no cumulative voting rights.

     When a proxy in the form accompanying this proxy statement is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the proxy. If no instructions are specified, the shares will be voted FOR Proposal 1 in the accompanying Notice of Annual Meeting of Stockholders, and such votes will be counted toward determining a quorum. Shares held of record by the Trustees of the Corporation's Employee Stock Ownership Plan Trust (the "ESOP") will be voted by the Trustees in accordance with instructions received from ESOP participants or, if no such instructions are received, the Trustees shall vote or take other action as they deem appropriate. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A stockholder may revoke a proxy by (i) written notice of such revocation to the Secretary of the Corporation at the above address; (ii) a later-dated proxy received by the Corporation; or (iii) attending the meeting and voting in person. Attendance at the meeting will not by itself revoke a proxy.

     Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting of Stockholders. Shares of Common Stock represented in person or by proxy at the Annual Meeting (including abstentions and broker non-votes) will be tabulated by the inspector of election appointed for the meeting and will be counted in determining that a quorum is present. For Proposal 1, a plurality of the votes cast at the Annual Meeting is required to elect the directors. For Proposal 1, withholding authority to vote for a director will be treated as a vote cast against the nominee and a broker non-vote will not be treated as a vote cast.

     The approximate date on which this proxy statement and the accompanying proxy card are being mailed to the Corporation's stockholders is April 5, 2002. Solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by one or more telephone, telegram or personal solicitations by directors, officers or employees of the Corporation. No additional compensation will be paid for any such services. Except as described above, the Corporation does not intend to solicit proxies other than by mail. Costs of solicitation will be borne by the Corporation.

            PROPOSAL 1: NOMINATION AND ELECTION OF CLASS B DIRECTORS
NOMINEE

     The Corporation has a classified Board consisting of three Class A directors, Messrs. Corvin, Parkinson and Sproul; three Class B directors, Messrs. Demorest, Reynolds and Swindells; and two Class C directors, Messrs. Declusin and Walker. Class C and A directors serve until the Annual Meetings of Stockholders to be held in 2003 and 2004, respectively, and until their successors are elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at that annual meeting.

     The nominees for election as Class B directors are Harry L. Demorest, Stephen P. Reynolds and William Swindells; each is a member of the present Board. The Class B directors to be elected at the 2002 Annual Meeting will serve until the Annual Meeting of Stockholders in 2005 and until their successors are elected and qualified.

     Unless authority to vote for a director is withheld, the accompanying proxy, if properly executed and returned, will be voted for the election of the Class B nominees named below. If authority to vote for the nominees is withheld, the withheld votes will not be cast for any other nominee. If any nominee is unable or unwilling to serve as a director, proxies may be voted for such substitute nominee as may be designated by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

     The following table sets forth information with respect to the persons nominated for election as Class B directors and each other director, including their names and ages as of February 15, 2002, business experience during the past five years and directorships in other corporations.


                                               Principal Occupation and                                                Director
                Name                          Certain Other Directorships                                      Age       Since
                ----                          ---------------------------                                      ---     --------

CLASS B (NOMINEES WHOSE TERM OF OFFICE WILL EXPIRE IN 2005):
Harry L.Demorest           Mr. Demorest is President, Chief Executive Officer and a                            60        2001
                           Director of Columbia Forest Products, Inc., a leading manufacturer of hardwood plywood and veneer, a position he has held since March 1996. Mr. Demorest is a director of Trendwest Resorts, Inc. He is also a Director on the Boards of the
                           Oregon Museum of Science and Industry, and Friends of the Children and serves as a trustee of Oregon State University Foundation.

Stephen P. Reynolds        Mr. Reynolds is President and Chief Executive Officer of Puget                      54        1999
                           Sound Energy, Bellevue,Washington. Prior to joining Puget Sound Energy in
                           January of 2002, Mr. Reynolds served as President and Chief Executive Officer of
                           Reynolds Energy International, an energy advisory firm in Houston, Texas. From
                           1987 to 1997, he served as President and Chief Executive Officer of Pacific Gas
                           Transmission Company. He is also a director of Portland Center Stage and the
                           Nature Conservancy of Oregon.

William Swindells          Mr. Swindells is the former Chairman of the Board of Directors of                   71         1994
                           Willamette Industries, Inc., a diversified wood products company. He held the position of Chairman of the Board from 1985 to February 2002 and also held the position of Chief Executive Officer from 1985 until September 1995 and again from
                           November 1997 until December 1998. He is a director on the Board of Airborne
                           Express Company, and serves as a trustee of Willamette University and the Oregon
                           Health & Science University Foundation.

CLASS C (DIRECTORS WHOSE TERM OF OFFICE WILL EXPIRE IN 2003):

James E. Declusin          Mr. Declusin spent sixteen years with California Steel Industries,                  59        2000
                           most recently serving as Senior Executive Vice President and Chief Operating
                           Officer, retiring on October 31, 2000. Prior to that time, Mr. Declusin spent seventeen years in various management positions in the commercial area of Kaiser
                           Steel Corporation.

Frank M. Walker            Mr. Walker is President, Chief Executive Officer and a Director of                  56        2002
                           Feralloy Corporation, a steel processing and distribution corporation. He has held these positions since 1993. He also serves on the Board of Delta Steel, Inc.

CLASS A (DIRECTORS WHOSE TERM OF OFFICE WILL EXPIRE IN 2004):

Joe E.Corvin               Mr. Corvin is the President and Chief Executive Officer of the                      57        1997
                           Corporation. He was Vice President and General Manager of the Portland
                           Steelworks from May 1992 to June 1994, was Senior Vice President of Operations
                           of the Corporation from June 1994 to May 1996, Chief Operating Officer of the
                           Corporation from June 1994 to January 2000, was President of the Corporation's
                           Oregon Steel Mills Division from May 1996 to November 1996 and became President of the Corporation in December 1996 and Chief Executive Officer in January 2000.


                                               Principal Occupation and                                                Director
                Name                          Certain Other Directorships                                      Age       Since
                ----                          ---------------------------                                      ---     -------
David L. Parkinson            Mr. Parkinson is a Consultant to Rail America, a New York Stock                  64        2001
                              Exchange company. He was Chairman and Chief Executive Officer of ParkSierra Rail
                              Group from 1998 to 2002. Mr. Parkinson is on the Board of Directors for Napa
                              Landmarks, California Short Line Railroad Association, and The Foundation for
                              Intermodal Research.

John A. Sproul                Mr. Sproul was an Executive Vice President of Pacific Gas and                    77         1989
                              Electric Company from 1977 to 1989. During most of that period, he was also Chairman of the Board and Chief Executive Officer of Pacific Gas Transmission Company, an interstate pipeline company.

DIRECTORS' COMPENSATION, MEETINGS AND STANDING COMMITTEES

     The Board has standing Executive, Audit, Nominating and Compensation, Personnel and Succession Planning ("Compensation") Committees. Directors who are not full-time employees of the Corporation receive an annual fee of $21,000, plus $1,200 for each Board and committee meeting attended and reimbursement of expenses. Directors who are full-time employees of the Corporation do not receive fees for serving on the Board or on committees.

     The Board established and adopted, effective January 1, 2002, the Non-Employee Directors' Stock Option Plan (the "Directors' Stock Option Plan") and terminated the Oregon Steel Mills,Inc. Directors' Retirement Plan (the "Retirement Plan") as of December 31, 2001.

     Under the Retirement Plan, in effect since January 1, 1998, retiring directors who had completed five years of service as an outside director were paid $20,000 annually until the number of payments equals the number of full years of service as an outside director. The payment terms were convertible to a lump-sum present value payment if so elected by the retiring director and approved by the Compensation Committee.

     For the two Board members who retired effective April 2001 under the Retirement Plan: 1) Mr. V. Neil Fulton, who was an outside director for eight years, received a lump-sum payment of $127,560, and 2) Mr. Robert W. Keener received a lump-sum payment of $114,579 for his seven years of service as an outside director.

     In terminating the Retirement Plan, terms of payment of vested benefits were arranged for the two current outside directors with more than five years of service on the Board. Mr. John A. Sproul, who began as an outside director in 1989, will receive six annual payments of $34,504.92, beginning in January 2002. Mr. William Swindells, an outside director since 1994, will receive six annual payments of $22,752.21.

     The Directors' Stock Option Plan, which replaced the Retirement Plan, provides for outside directors to receive annual grants of options to purchase 1,500 shares of the Common Stock on the day of the annual meeting, at an exercise price equal to the closing price on the grant date, and vesting over three years. New directors receive an initial grant of options to purchase 2,000 shares on the day after their appointment. Initial grants of options to purchase 4,000 shares will be made on April 26, 2002 to all current directors.

     During 2001, the Board held five meetings, the Audit Committee held three meetings, the Compensation Committee held four meetings and the Nominating Committee held one meeting. Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of committees of which he is a member which were held during the period for which he was a director.

     The Executive Committee may exercise all the authority of the Board, subject to actions of the full Board and except as otherwise provided by the Corporation's restated certificate of incorporation, the Corporation's bylaws or applicable law. The members of the Executive Committee during 2001 were Messrs. Corvin, Declusin, Demorest and Reynolds.

     The Audit Committee reviews services provided by the Corporation's independent auditors, reviews with them the results of their audit, the adequacy of internal accounting controls, the quality of financial reporting and any recommendations they may have, and makes recommendations to the Board concerning their engagement or discharge. The members of the Audit Committee during 2001 were Messrs. Sproul, Demorest, Parkinson and Reynolds.

     The Compensation Committee establishes the general compensation policies of the Corporation and the compensation plans and specific compensation levels for executive officers and establishes guidelines for the compensation of other personnel, subject to approval of the Board. The members of the Compensation Committee during 2001 were Messrs. Swindells, Declusin, Reynolds and Parkinson.

     The Nominating Committee makes recommendations to the Board concerning nominations of directors and selection of directors for membership on the various board committees. The members of the Nominating Committee during 2001 were Messrs. Reynolds, Swindells and Demorest. In 2002, the functions of the Nominating Committee and Compensation Committee were combined into the Nominating and Compensation Committee. The Nominating and Compensation Committee will consider stockholder suggestions as to nominees for directors, such suggestions should be addressed to the Secretary of the Corporation at its principal executive offices and contain the information required by Section 1.2 of the Corporation's bylaws. In order to be considered for the 2003 Annual Meeting of Stockholders, such suggestions should be received by no later than December 5, 2002.

OTHER RELATIONSHIPS

     Oregon Feralloy Partners is a joint venture between Feralloy Corporation ("Feralloy") and the Corporation that processes plate from hot roll coil product produced by the Corporation. Feralloy is the operating partner and owns 40% and the Corporation owns 60%, leases certain real property in Portland, Oregon to the joint venture and provides a limited guaranty for financing. During 2001, such transactions amounted to approximately $5 million. Mr. Walker is the President and Chief Executive Officer of Feralloy.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of the Common Stock as of February 1, 2002, by (i) each director, director nominee and named executive officer; (ii) each person known to the Corporation to be a beneficial owner of more than 5% of the outstanding shares of Common Stock; and (iii) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to the table.

                                                      Number          Percentage
                 Name                               of Shares         of Class
                 ----                               ---------         ----------
      Thomas B. Boklund (1) (3)                         86,324             *
      Joe E. Corvin (2) (3)                            129,491(4)          *
      L. Ray Adams (3)                                  52,310(5)          *
      Michael D. Buckentin(3)                           29,143(6)          *
      James Declusin (2)                                    --             *
      Harry L. Demorest (2)                             20,000             *
      Larry R. Lawrence (3)                             32,878(7)          *
      David L. Parkinson (2)                             5,800             *
      Stephen P. Reynolds (2)                              100             *
      Robert A. Simon (3)                               25,767(8)          *
      John A. Sproul (2)                                 2,000             *
      William Swindells (2)                             26,000             *
      Frank M.Walker (2)                                    --             *
      Dimensional Fund Advisors, Inc.
        1299 Ocean Avenue, 11th Floor
        Santa Monica, California 90401               2,143,761(9)          8.3%
      First Pacific Advisors, Inc.
        11400 West Olympic Boulevard, Suite 1200
        Los Angeles, California 90064                3,815,700(10)        14.8%
      RS Investment Management Co.
        388 Market Street, Suite 200
        San Francisco, California 94111              1,520,000(11)         5.9%
      Sage Asset Management, LLC
        153 East 53rd Street, 48th Floor
        New York, New York 10022                     2,093,000(12)         8.1%
      All directors and executive officers
        as a group (17 persons)                        513,015(13)         *

------------

* Less than 1% of the outstanding Common Stock.

(1) Member of the Board of Directors until November 2001.
(2) Member of the Board of Directors.
(3) Named executive officer.

(4) Includes 2,000 shares held directly, 31,874 shares held by the ESOP for the account of Mr. Corvin and 95,617 shares that may be acquired within 60 days of February 1, 2002, pursuant to stock options awarded under the Company's stock option plan. Mr. Corvin has the power to vote the shares under the terms of the ESOP, but he does not have investment power with respect to such shares.

(5) Includes 15,000 shares held directly, 1,110 shares held by the ESOP for the account of Mr. Adams and 36,200 shares that may be acquired within 60 days of February 1, 2002, pursuant to stock options awarded under the Company's stock option plan. Mr. Adams has the power to vote the shares under the terms of the ESOP but he does not have investment power with respect to such shares.

(6) Includes 2,000 shares held directly, 1,376 shares held by the ESOP for the account of Mr. Buckentin and 25,767 shares that may be acquired within 60 days of February 1, 2002, pursuant to stock options awarded under the Company's stock option plan. Mr. Buckentin has the power to vote the shares under the terms of the ESOP but he does not have investment power with respect to such shares.

(7) Includes 1,000 shares held directly, 4,811 shares held by the ESOP for the account of Mr. Lawrence and 27,067 shares that may be acquired within 60 days of February 1, 2002, pursuant to stock options awarded under the Company's stock option plan. Mr. Lawrence has the power to vote the shares under the terms of the ESOP but he does not have investment power with respect to such shares.

(8) Includes 100 shares held directly, 200 shares held by the ESOP for the account of Mr. Simon and 25,467 shares that may be acquired within 60 days of February 1, 2002, pursuant to stock options awarded under the Company's stock option plan. Mr. Simon has the power to vote the shares under the terms of the ESOP but he does not have investment power with respect to such shares.

(9) Based on the information obtained from Schedule 13G/A filed February 12, 2002, filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission.

(10) Based on the information obtained from Schedule 13G dated February 13, 2002, filed by First Pacific Advisors, Inc. with the Securities and Exchange Commission: First Pacific Advisors, Inc. has the shared power to dispose of 3,815,700 shares and the shared power to vote 1,633,400 shares.

(11) Based on the information obtained from Schedule 13G dated February 8, 2002, filed by RS Investment Management Co. with the Securities and Exchange Commission. RS Investment Management Co. LLC and RS Investment Management, L.P. have shared power to dispose of 1,520,000 shares and the shared power to vote 1,520,000 shares.

(12) Based on the information obtained from Schedule 13G/A dated February 13, 2002, filed by Sage Asset Management LLC with the Securities and Exchange
      Commission: Sage Asset Management LLC has shared power to vote of 2,093,000 shares and shared power to dispose of 2,093,000 shares.

(13) Includes 61,821 shares held by the ESOP for the accounts as to which the respective beneficial owners have the power to direct the vote under the terms of the ESOP, but they do not have investment power with respect to such shares, and shares that may be acquired within 60 days of February 1, 2002 pursuant to stock options awarded under the Company's stock option plan.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to or accrued by the Corporation and its subsidiaries for the Chief Executive Officer, the former Chairman, and each of the four most highly paid executive officers of the Corporation and its subsidiaries as of December 31, 2001.


                                             SUMMARY COMPENSATION TABLE
                                                                                                LONG TERM           ALL OTHER
                                               ANNUAL COMPENSATION(5)                         COMPENSATION        COMPENSATION(5)
                            -----------------------------------------------------------     ----------------      ---------------
          Name and                                                 ESOP                                             Thrift Plan
     Principal Position     Year       Salary     Bonus(1)    Contribution(2)    SERP(3)    Stock Options(#)      Contribution(4)
     ------------------     ----       ------     -------     ---------------    -------    ----------------      ---------------
THOMAS B. BOKLUND           2001      $351,478   $      --         $ --          $    --              --             $    --
Former Chairman             2000       550,000      10,120           --              333              --                  --
of the Board                1999       531,251      96,087           28            2,335              --                  --

JOE E. CORVIN               2001      $550,000   $      --        $  --          $    --         112,900             $    --
President and               2000       545,833       8,280           15               38          55,000                  --
Chief Executive Officer     1999       531,251      96,087           28            2,335              --                  --

L. RAY ADAMS                2001      $269,063   $      --        $  --          $    --          43,400              $4,800
Vice President              2000       262,500       4,830           15               16          20,000               4,800
Finance and Chief           1999       257,813      46,600           28              115              --               4,800
Financial Officer

LARRY R. LAWRENCE           2001      $231,250   $      --         $ --          $    --          33,400              $4,800
Senior Vice President       2000       220,000          --           --                4          13,800               4,800
of Sales                    1999       211,373      53,441           --               31              --               4,800
OSM Division

MICHAEL D. BUCKENTIN        2001      $217,500   $      --         $ --          $    --          31,600              $4,800
Vice President              2000       212,905          --           --                2          13,200               4,800
Operations                  1999       201,251      53,176           --               12              --               4,800
OSM Division

ROBERT A. SIMON             2001      $213,750   $      --        $  --          $    --          31,000             $    --
Vice President and          2000       146,250          --           --               --          13,200                  --
General Manager             1999       114,512          --           --               --              --                  --
RMSM Division

-----------

(1) Amounts earned pursuant to the Corporation's Profit Participation Plan in
    1999 and paid in 2000.

(2) Value of stock contributions made by the Corporation on behalf of the named executive to the Employee Stock Ownership Plan Trust, as determined at the time of such contribution.

(3) Amounts paid under the Corporation's Supplemental Retirement Plan.

(4) Matching contributions made by the Corporation on behalf of the named executive to the Corporation's Thrift Plan.

(5) Pension benefits accrued in 1999-2001 are not included in this Summary
    Compensation Table.

                        OPTION GRANTS DURING FISCAL 2001

     In April 2000, the stockholders approved the Corporation's 2000 Stock Option Plan ("Option Plan"). The Option Plan is administered by the Compensation Committee of the Board of Directors and provides for grants to officers and employees of options to acquire up to one million shares of the Common Stock, subject to the limitations set forth in the Option Plan. Pursuant to the Option Plan, the granting of options is at the discretion of the Board of Directors, and it has the authority to set the terms and conditions of the options granted. As of February 1, 2002, options to purchase 620,000 shares of the Common Stock were outstanding under the Option Plan.

     The following table sets forth certain information regarding grants of options to purchase shares of Common Stock of the Company during fiscal 2001, as to each of the named executive officers:


-----------------------------------------------------------------------------------------------------------------  ----------------
                                                                                                                      Grant
                                                 Individual Grants                                                 Date Value
----------------------------------------------------------------------------------------------------------------  -----------------
          (a)                           (b)                (c)                 (d)                 (e)                 (f)
                                                                                                                   Grant Date
                                    Number of                               Exercise           Expiration            Present
         Name                       Shares (1)      % of Total Grants      Price ($/SH)           Date              Value (2)
-----------------------------------------------------------------------------------------------------------------------------------
 Thomas B. Boklund                        0
-----------------------------------------------------------------------------------------------------------------------------------
 Joe E. Corvin                       15,000                  3%               $5.10              3/29/2011           $3.44
                                     44,500                 10%               $4.95              4/25/2011           $3.37
                                     53,400                 12%               $3.75             10/31/2011           $2.56
------------------------------------------------------------------------------------------------------------------------------------
 L. Ray Adams                         7,000                  2%               $3.90              2/28/2011           $2.59
                                     16,000                  4%               $4.95              4/25/2011           $3.37
                                     20,400                  5%               $3.75             10/31/2011           $2.56
------------------------------------------------------------------------------------------------------------------------------------
 Larry R. Lawrence                    7,000                  2%               $3.90              2/28/2011           $2.59
                                     11,200                  3%               $4.95              4/25/2011           $3.37
                                     15,200                  4%               $3.75             10/31/2011           $2.56
------------------------------------------------------------------------------------------------------------------------------------
 Michael D. Buckentin                 7,000                  2%               $5.10              3/29/2011           $3.44
                                     10,700                  2%               $4.95              4/25/2011           $3.37
                                     13,900                  3%               $3.75             10/31/2011           $2.56
------------------------------------------------------------------------------------------------------------------------------------
 Robert A. Simon                      7,000                  2%               $5.10              3/29/2011           $3.44
                                     10,700                  2%               $4.95              4/25/2011           $3.37
                                     13,300                  3%               $3.75             10/31/2011           $2.56
------------------------------------------------------------------------------------------------------------------------------------

(1) Of the shares granted underlying these options, 50% were vested and exercisable on the grant date. The remaining shares are vested and exercisable as long as the employee remains with the Corporation under the following schedule: 16.67% in 2002; 16.67% in 2003; and 16.66% in 2004.

(2) The determination of present value has been made utilizing the Black-Scholes method based on the following assumptions: the options are assumed to be exercised at the end of a ten year term; yield volatility ranging from 63.21% to 67.81%; annual dividend yield of 0% and a risk free rate of return ranging from 4.15% to 4.93%.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

     The following table sets forth certain information concerning each exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options:

------------------------------------------------------------------------------------------------------------------------------------
           (a)                          (b)                     (c)                      (d)                       (e)
                                                                                Number of Securities      Value of Unexercised
                                                                               Underlying Unexercised     In-the-Money Options
                                                                                Options at FY-End (#)         at FY-End ($)

                                Shares Acquired on             Value                Exercisable/              Exercisable/
          Name                     Exercise (#)             Realized ($)            Unexercisable             Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
 Thomas B. Boklund                       0                       0                     0 / 0
------------------------------------------------------------------------------------------------------------------------------------
 Joe E. Corvin                           0                       0                93,117 / 74,783           $142,499 / 87,268
------------------------------------------------------------------------------------------------------------------------------------
 L. Ray Adams                            0                       0                35,033 / 28,367             56,081 / 35,999
-----------------------------------------------------------------------------------------------------------------------------------
 Larry R. Lawrence                       0                       0                25,900 / 21,300             40,510 / 26,653
-----------------------------------------------------------------------------------------------------------------------------------
 Michael D. Buckentin                    0                       0                24,600 / 20,200             34,850 / 21,595
-----------------------------------------------------------------------------------------------------------------------------------
 Robert A. Simon                         0                       0                24,300 / 19,900             34,490 / 21,235
-----------------------------------------------------------------------------------------------------------------------------------


                        DEFINED BENEFIT RETIREMENT PLANS

     The Corporation's pension plans are defined benefit plans qualified under section 401(a) of the Internal Revenue Code (the "Code"). Executive officers and most other domestic employees of the Corporation are eligible to participate in the Oregon Steel Mills, Inc. Pension Plan (the "Plan") or similar plans. Normal retirement is at age 65.

     The amount of an employee's pension benefit and the resulting monthly payments an employee receives upon retirement are based upon the level of the employee's prior annual compensation, the employee's number of years of benefit service and other factors. The employee's annual pension benefit is equal to the sum of:

     (i) for each full or partial year of benefit service prior to January 1, 1994, 1% of the first $22,800 of Past Service Compensation, plus 1.6% of Past Service Compensation in excess of $22,800. ("Past Service Compensation" is the employee's average compensation for the years 1991, 1992 and 1993); plus,

     (ii) for each full or partial year of benefit service beginning on or after January 1, 1994, 1.2% of the employee's compensation during such year up to the employee's "Covered Compensation" amount for the year, plus 1.7% of the employee's compensation in excess of such "Covered Compensation" amount. ("Covered Compensation" for each year is determined by the employee's age and is taken from a Social Security Covered Compensation Table published annually in accordance with IRS regulations. For any given age, the "Covered Compensation" amount in the Table represents the average of the Social Security taxable wage bases over the 35-year period ending in the year someone that age will reach Social Security normal retirement age.)

     In addition to the Plan, the Corporation initiated effective May 1, 1994, a Supplemental Retirement Plan (the "SERP") to supplement the Plan and ESOP and make up for benefits which were lost because of the dollar limits imposed by sections 401(a)(17) and 415 of the Code on benefits and contributions under those plans. The SERP results in highly compensated employees receiving retirement benefits calculated on the same basis as other employees. Employees become eligible for benefits under the SERP whenever: (a) the employee has service after the effective date; (b) the employee becomes eligible for benefits under the Plan or an allocation under the ESOP; and (c) the employee's benefit or allocation is limited by section 401(a)(17) of the Code or by the dollar amount under section 415 of the Code, or both. The benefit paid under the SERP is the difference between the Plan benefit calculated as described above and the amount that would have been paid under the Plan in the absence of the dollar limits in sections 401(a)(17) and 415 of the Code; plus the difference between the amount of ESOP benefit allocated to the participant under the ESOP after 1988 and the amount that would have been allocated in the absence of the dollar limits in sections 401(a)(17) and 415 of the Code, plus dividends that would have been paid on such shares after May 1994. Such benefit payments are made at the time that the benefits under the Plan or ESOP, as applicable, are paid, or earlier upon an adverse IRS ruling. The Compensation Committee of the Board of Directors may amend or terminate the SERP at any time so long as rights already accrued at the time of such amendment or termination are preserved.

      The following Pension Plan Table shows the estimated annual benefits payable upon retirement at age 65 (including benefits under the SERP) in the specified compensation and years of service classifications.

                               PENSION PLAN TABLE
                          (QUALIFIED PLAN PLUS SERP)(2)

                                             YEARS OF SERVICE
                ----------------------------------------------------------------
REMUNERATION         15            20            25           30            35
------------
$125,000         $ 27,375      $ 36,500      $ 45,625     $ 54,750      $ 63,875
150,000            33,750        45,000        56,250       67,500        78,750
175,000            40,125        53,500        66,875       80,250        93,625
200,000            46,500        62,000        77,500       93,000       108,500
225,000            52,875        70,500        88,125      105,750       123,375
250,000            59,250        79,000        98,750      118,500       138,250
300,000            72,000        96,000       120,000      144,000       168,000
350,000            84,750       113,000       141,250      169,500       197,750
400,000            97,500       130,000       162,500      195,000       227,500
450,000           110,250       147,000       183,750      220,500       257,250
500,000           123,000       164,000       205,000      246,000       287,000
550,000           135,750       181,000       226,250      271,500       316,750
600,000           148,500       198,000       247,500      297,000       346,500
650,000           161,250       215,000       268,750      322,500       376,250
700,000(1)        174,000       232,000       290,000      348,000       406,000
750,000           186,750       249,000       311,250      373,500       435,750
800,000           199,500       266,000       332,500      399,000       465,500
850,000           212,250       283,000       353,750      424,500       495,250

(1) Represents at least 125% of the maximum compensation for the year ended December 31, 2002.

(2) Estimates assume all service is after January 1, 1994, and Social Security Covered Compensation as defined above is $60,000 for all years. The estimates do not include the ESOP benefit pursuant to the SERP, which is not determined by years of service and final compensation.

     The portion of an employee's benefit attributable to years of benefit service in excess of 35 years, is limited to 1.0% of his Past Service Compensation for purposes of (i) above; and to 1.2% of his annual compensation for purposes of (ii) above. Notwithstanding the foregoing, an employee's compensation taken into account for any Plan year after 1993 shall not exceed $150,000 (or such other amount as may be prescribed for the relevant plan year by the Secretary of the Treasury pursuant to section 401(a)(17) of the Code). As previously described, the SERP will pay benefits on the additional compensation above that amount. The plan benefits are not subject to deduction for Social Security or other offset amounts.

     For each named executive officer listed on the Summary Compensation Table, the applicable compensation each year is the sum of the "Salary" and "Bonus" compensation shown, limited as described above. Upon their retirement, assuming retirement at age 65 and no increase in current rates of annual compensation, and based upon years of service at December 31, 2001, Messrs. Boklund, Corvin, Adams, Buckentin, Lawrence and Simon would receive lifetime annual payments under the Plan and pension benefits pursuant to the SERP combined of $187,023, $172,198, $103,804, $102,856, $74,035 and $92,943, respectively. Their credited years of service as of December 31, 2001 are twenty-eight, thirty-two, fourteen, thirteen, fourteen and ten, respectively. In addition, ESOP benefits pursuant to the SERP would include dividends and the equivalent value of shares of Common Stock accrued through December 31, 2001 of $10, $3,089, $1,354, $134, $364 and
$0, respectively. Future ESOP benefit additions, if any, would be derived from discretionary annual ESOP allocations set by the Board of Directors.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

     In July 2000, the Corporation entered into change-in-control agreements ("Agreements") with Messrs. Corvin, Adams, Buckentin and Lawrence and certain other key employees ("Employees"). Change in Control is defined to include, among other things, the transfer of 25% or more of the Corporation's voting securities to any person or entity other than the ESOP or the election of a majority of directors who were not nominated by the then current Board. The Agreements provide, among other things, for severance compensation in the event that an Employee's employment is terminated by the employer without cause or by the Employee with good reason, all as defined in the Agreements, during the three-year period following a Change in Control. Severance compensation is to be calculated as the sum of (i) three times the Employee's annual base salary as of the date of termination or immediately prior to the Change in Control, whichever is greater, (ii) an amount equal to the lump sum present actuarial value of the excess, if any, of the normal retirement allowance to which the Employee would have been entitled under the Pension Plan, assuming that the Employee continued as an active participant under such plan, without change in his rate of annual pay, until the earlier of his 65th birthday or the tenth anniversary of the date of the Change in Control, over the normal retirement allowance to which the Employee is actually entitled under such plan as of the date of termination, and
(iii) group health benefits substantially similar to what the Employee was receiving immediately prior to the date of termination. In addition, the Corporation will pay an additional amount to the Employee to compensate for excise taxes the Employee is required to pay on "excess parachute payments."

     Effective January 2000, the Corporation and Mr. Boklund entered into an employment arrangement, under which Mr. Boklund served as Chairman of the Board until June 30, 2001. Under the arrangement, Mr. Boklund received a base salary of $550,000 plus certain benefits, and payment of his full base salary and benefits through the termination date of the arrangement in the event that his employment is terminated without cause or by Mr. Boklund with good reason. Under the arrangement, Mr. Boklund agrees not to compete with the Corporation during the term of the arrangement and for a period of three years after termination of his employment.

     The Corporation has entered into Indemnification Agreements with each director and certain executive officers (an "Indemnified Person"). Each agreement provides that the Corporation shall indemnify the Indemnified Person if and when the Indemnified Person is or was a party or is threatened to be made a party to any action, suit, arbitration, investigation, administrative hearing or any other proceeding (a "Proceeding") because of the Indemnified Person's status or former status as a director, officer or other agent of the Corporation or because of anything done or not done by the Indemnified Person in such capacity, against all expenses and liabilities actually and reasonably incurred by the Indemnified Person or on the Indemnified Person's behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. The Corporation will advance to the Indemnified Person all reasonable defense expenses incurred in defense of any Proceeding. Further, each agreement provides that upon the acquisition of 30% or more of the outstanding shares of Common Stock, other than by the Corporation or the ESOP, without approval by a majority of the Corporation's Board prior to such acquisition, the Corporation will obtain and maintain over the term of the agreement an irrevocable standby letter of credit on terms satisfactory to the Indemnified Person in an appropriate amount (but not less than $500,000) naming the Indemnified Person as the beneficiary in order to secure the Corporation's obligation under the agreement. Finally, each agreement provides that the Corporation must maintain director and officer insurance in the amount of at least $2.0 million with coverage at least comparable to its then current insurance for the Indemnified Person for the term of the agreement. The Corporation may elect to not purchase the required insurance if the insurance is not reasonably available or if, in the reasonable business judgment of the directors of the Corporation, either the premium cost for such insurance is disproportionate to the amount of coverage or the coverage provided by such insurance is so limited that there is insufficient benefit from such insurance.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2001 the Compensation Committee members were William Swindells, Chairman, James E. Declusin, David L. Parkinson and Stephen P. Reynolds.

     BOARD COMPENSATION, PERSONNEL AND SUCCESSION PLANNING COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation, Personnel and Succession Planning Committee (the "Committee") of the Board establishes the general compensation policies of the Corporation and the compensation plans and specific compensation levels for executive officers and establishes guidelines for the compensation of other personnel, subject to approval of the Board. The 2001 Committee was composed of four independent, non-employee directors.

COMPENSATION PRINCIPLES

     The Corporation believes that the compensation program should be designed to attract, retain and motivate qualified employees to contribute to the Corporation's long-term success. To ensure that compensation is competitive, the Corporation periodically collects and analyzes compensation practices of companies and competitors in its location and industry and uses that information as the basis to determine whether the Corporation's compensation program is in a competitive range. The Corporation maintains the philosophy that compensation of all employees should be directly and materially linked to operating and financial performance of the Corporation. To achieve this linkage, incentive compensation programs are provided based upon quality production, cost reduction, return on assets and operating income. These principles align all employee compensation with the Corporation's objectives, operating strategy, management initiatives and financial performance. Within this overall philosophy, the Corporation's objectives are to:

(BULLET) Offer a total compensation program that takes into consideration the compensation practices of comparable companies with whom the Corporation competes for talent.

(BULLET) Support a performance-oriented environment in which everyone is working together in pursuit of the Corporation's short-term and long-term goals.

(BULLET) To maximize the Corporation's long-term growth and profitability and the enhancement of stockholder value.

COMPARATIVE EVALUATION

     The Corporation seeks to align total compensation for its employees and executive officers with that of comparable positions in other manufacturing and steel companies.

     In 2001, the Corporation retained an independent consulting firm to review employee compensation. Overall, employee compensation was found to be at or slightly above market.

     In 2001, the Committee benchmarked its executive compensation program by retaining an independent outside consulting firm to prepare a report that compared the base salary and other benefits of the Corporation to other durable goods manufacturing companies (the "Report"). The Report focused on total compensation for the eight most senior executive positions. In preparing the Report, the consulting firm reviewed the executive position descriptions and competitive practices and pay levels for numerous durable goods manufacturing companies (including steel companies).

     In 2000, the Corporation also retained an independent outside consulting firm to review incentive compensation elements utilized at other manufacturing companies. As a result, the consultants recommended certain performance-based incentive plans for all employees.

COMPENSATION ELEMENTS

     There are four elements in the Corporation's executive officer compensation program, all determined by position, individual performance and corporate performance and profitability.

     BASE SALARY COMPENSATION

     The Committee adjusts base salary levels to reflect the responsibilities and performance of individuals. The responsibilities assumed, the skills and experience required by the job, and the performance of the individual are relatively equal considerations in determining base salary.

     INCENTIVE COMPENSATION

     As noted above, the Corporation believes that all employees share in the responsibility for achieving profits. Accordingly, the Corporation has discretionary profit participation plans under which it distributes quarterly to most of its U.S. employees with over three months of employment 12% to 20%, depending on location, of its domestic pre-tax earnings after adjustments for certain non-operating items. Each employee receives a share of the distribution based on the level of the employee's base compensation compared with the total base compensation of all eligible employees. The Corporation may modify, amend or terminate the plans at the discretion of the Board of Directors, subject to the terms of various labor agreements.

     The Corporation also has discretionary gainsharing and incentive plans that provide an opportunity for certain employee groups to earn incentive pay for company performance, increases in quality production and reductions in manufacturing costs.

     Beginning in 2000, executive officers were excluded from the profit participation plans, and instead participate in an annual incentive plan ("AIP") designed to reward participants with an annual bonus if return on assets meets or exceeds the benchmark set by the Board of Directors. The annual bonus is based upon a predetermined percentage of the participant's salary.

     EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

     The Corporation has an ESOP for qualified employees (generally those employees with six months of employment) of Oregon Steel Mills, Inc. Annual contributions to the ESOP, which are at the discretion of the Board, are based upon the financial performance of the Corporation. The annual contribution may be in cash or Common Stock but historically has been in Common Stock. Shares are allocated to the accounts of qualified employees, including executive officers, at the end of each year in proportion to each eligible employee's total eligible compensation compared with the total eligible compensation of all eligible employees. As noted above, the purpose of this program is to provide additional incentive for employees to work to maximize stockholder value. The ESOP program utilizes vesting periods and diversification features that encourage employees to retain ownership of the Corporation's Common Stock and continue in the employ of the Corporation.

     The Corporation also has a SERP (as discussed previously under the heading "Defined Benefit Retirement Plans") whereby the SERP supplements pension and ESOP benefits, making up for benefits which were lost because of the dollar limits imposed by sections 401(a)(17) and 415 of the Code.

STOCK OPTION PLAN

     In April 2000, stockholders approved a long-term incentive plan which is a non-qualified stock option plan. See section entitled, "Option Grants in Last Fiscal Year" on page 7.

CHIEF EXECUTIVE OFFICER ("CEO") COMPENSATION

     The Committee has used the aforementioned compensation principles with respect to the salary of Mr. Corvin who became CEO of the Corporation on January 1, 2000. Mr. Corvin's base salary for 2001 was the same as for 2000. In 2001, Mr. Corvin received options to purchase 114,500 shares under the stock option plan. During 2001 Mr. Corvin did not receive any compensation under the ESOP or AIP.

     The Corporation does not have any "Excessive Employee Remuneration" as defined in section 162(m) of the Code.

      COMPENSATION, PERSONNEL AND SUCCESSION PLANNING COMMITTEE DURING 2001

                           William Swindells, Chairman
                                James E. Declusin
                               David L. Parkinson
                               Stephen P. Reynolds

                AUDIT COMMITTEE REPORT OF THE BOARD OF DIRECTORS

     The Board of Directors maintains an Audit Committee comprised of outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the New York Stock Exchange that governs audit committee composition.

     The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Corporation has adopted a written Charter of the Audit Committee, a copy of which is attached as Appendix A.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Corporation's audited financial statements to generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the independent auditor's provision of non-audit services to the Corporation is compatible with maintaining the auditor's independence.

     The function of the Audit Committee members is not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee's members in business, financial and accounting matters.

     The Corporation incurred the following fees for services performed by PricewaterhouseCoopers LLP in fiscal 2001.

                                   AUDIT FEES

     Fees for the fiscal year 2001 audit and the review of Forms 10-Q are $258,500, of which an aggregate amount of $136,640 has been billed through December 31, 2001.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2001.

                                 ALL OTHER FEES

     Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001 are $48,794.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                           AUDIT COMMITTEE DURING 2001

                            John A. Sproul, Chairman
                                Harry L. Demorest
                               David L. Parkinson
                               Stephen P. Reynolds

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return of the Corporation's Common Stock, based on the market price of Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard and Poor's Metals and Mining Index ("S&P Metals and Mining Index") and the Standard & Poor's Iron and Steel Index ("S&P IRON Index").

STOCKHOLDER RETURN                                 S&P METALS
MEASUREMENT PERIOD                   OREGON        AND MINING       S&P IRON
(FISCAL YEAR COVERED)                STEEL           INDEX           INDEX
---------------------                ------        ----------     -----------

MEASUREMENT POINT - 12/31/96       $100.00          $100.00          $100.00

FYE 12/31/97                        130.58           105.71           101.95
FYE 12/31/98                         76.19            92.02            88.70
FYE 12/31/99                         54.52            80.14            97.64
FYE 12/31/00                          7.71            46.67            61.58
FYE 12/31/01                         35.92            54.24            78.90


(a)   Dividends are reinvested at the end of the month in which they are paid.
(b) Assumes $100 invested in Oregon Steel, the S&P Metals and Mining Index and the S&P IRON Index companies on December 31, 1996.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the Corporation's review of Forms 3, 4, and 5 furnished to the Corporation pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all such forms were filed on a timely basis.

                             INDEPENDENT ACCOUNTANTS

     During the fiscal year 2001, PricewaterhouseCoopers LLP ("PWC") served as independent accountants to the Corporation. They have been appointed as the Corporation's independent accountants for the fiscal year 2002 by the Board. Representatives of PWC will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not expect to make any statement but will have the opportunity to make a statement if they desire to do so.
                                  OTHER MATTERS

     The Board knows of no other matters to be brought before the Annual Meeting. However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Stockholder proposals submitted for inclusion in the 2003 proxy materials and consideration at the 2003 Annual Meeting of Stockholders must be received by the Corporation no later than December 5, 2002, and no earlier than November 7, 2002. Any such proposal should comply with the rules promulgated by the Securities and Exchange Commission governing stockholder proposals submitted for inclusion in proxy materials.

     In order to be considered at the 2003 Annual Meeting of Stockholders, written notice of a non-Rule 14a-8 stockholder proposal or director nomination must contain the information required by the Company's bylaws and must be received by the Company no later than December 5, 2002, and no earlier than November 7, 2002.

                                                   Jennifer R. Murray
                                                        SECRETARY
Portland, Oregon
April 5, 2002

                                                                APPENDIX A


                            OREGON STEEL MILLS, INC.
                             AUDIT COMMITTEE CHARTER

     The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

     The membership of the Audit Committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee chairman shall be designated by the full Board of Directors. Independence shall be as defined under NYSE guidelines.

     The Committee shall meet at least two times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

     In meeting its responsibilities, the Audit Committee is expected to:

     1. Provide an open avenue of communication between the internal auditors, the outside auditor, and the Board of Directors.

     2. Review and update the Committee's charter periodically as needed, at least annually.

     3. Recommend to the Board of Directors the outside auditor to be appointed by the Board and the fee to be paid to the outside auditor. The outside auditor is ultimately accountable to the Board of Directors and the Audit Committee, and the Board of Directors and the Audit Committee have ultimate authority and responsibility to select, evaluate and replace outside auditors.

     4. Review and ratify the appointment, replacement, reassignment, or dismissal of the manager of internal audit.

     5. Confirm and assure the independence of the internal auditors and the outside auditor, including a review of management consulting services and related fees provided by the outside auditor. Obtain a formal written statement from the outside auditors delineating all relationships with the Company.

     6. Inquire of management, the manager of internal audit and the outside auditor about significant financial matters that have been identified by the internal auditor or outside auditor, and assess the steps management has taken to minimize risks to the Company.

     7. Consider, in consultation with the outside auditor and the manager of internal audit, the audit scope and plan of the internal auditors and the outside auditor. Review with the manager of internal audit and the outside auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     8. Consider and review with the outside auditor and the manager of internal audit:

          a) The adequacy of the Company's internal controls including computerized information system controls and security.

          b) Any related significant findings and recommendations of the outside auditor and internal audit together with management's responses thereto.

          c) Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring all individuals possess an understanding of their roles and responsibilities.

          d) Require that the outside auditor keep the Audit Committee timely informed about fraud, illegal acts, and deficiencies in internal control.

     9. Review with management and the outside auditor at the completion of the annual examination:

          a) The Company's annual financial statements and related footnotes in the 10-K, including discussion of the quality of accounting judgements made by management in preparing the financial statements.

          b) The outside auditor's audit of the financial statements and his or her report thereon.

          c) Any significant changes required in the outside auditor's audit plan.

          d) Management's handling of any proposed adjustments identified by the outside auditor.

          e) Any serious difficulties or disputes with management encountered during the course of the audit.

          f) Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

          g) Review significant accounting and reporting issues, including complex or unusual transactions identified by the outside auditor, and recent professional and regulatory pronouncements. Understand their impact on the financial statements.

     10.  Consider and review with management and the manager of internal audit:

          a) Significant findings during the year and management's responses thereto.

          b) Any difficulties encountered in the course of audits, including any restrictions on the scope of their work or access to required information.

          c)   Any changes required in the scope of their audit plan.

          d)   The internal audit department budget and staffing.

          e)   The internal audit department charter.

     11. Review legal and regulatory matters identified by the outside auditor that may have a material impact on the financial statements.

     12. Review and approve required annual report of the Committee to the Shareholders to be included in the Proxy Statement.

     13. Whenever requested, or as considered useful or appropriate by Committee members, meet with the manager of internal audit, the outside auditor, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

     14. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

         The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

                         2002 ANNUAL MEETING GUIDELINES

     In the interest of an orderly and constructive meeting, the following guidelines will apply for the 2002 Oregon Steel Mills, Inc. Annual Meeting of
Stockholders:

     1. To gain entrance at the meeting, you must present the enclosed Admission Ticket or evidence of ownership of Oregon Steel Mills, Inc. stock.

     2. Except those employed by the Corporation to provide a record of the proceedings, the use of cameras, sound recording equipment, microphones, megaphones and other noise making devices is prohibited. Briefcases, purses and parcels may be examined or searched before you are admitted to the meeting. No signs, placards, banners, leaflets or similar materials may be brought into the meeting.

     3. The business of the meeting is set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 5, 2002. Whether or not you plan to attend the meeting, please sign, date and return the proxy form in the envelope provided. If you wish to change your vote or have not voted by proxy, a ballot will be distributed to you at the meeting.

     4. Please register your attendance at the meeting on the sign-up sheet at the registration table. If you wish to comment on a proposal which will be voted on at the meeting or ask an appropriate question about the business of the Corporation at the end of the meeting, please register your intention to do so on the sign-up sheet at the registration table.

     5. Time has been reserved at the end of the meeting for stockholder questions that relate to the business of the Corporation. After you have registered and at the appropriate time, please go to the microphone, state your name and confirm that you are a stockholder before asking your question. Please direct all comments or questions to the Chairman. Comments or questions from the floor are limited to two minutes to provide an opportunity for as many stockholders as possible.

     6. Personal grievances or claims are not appropriate subjects for the meeting.

     7. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise. Voting results announced by the Inspector of Election at the meeting are preliminary. Final results will be included in the summary of the results of the meeting included in the Corporation's first Quarterly Report on Form 10-Q.

                            OREGON STEEL MILLS, INC.
                         ANNUAL MEETING - APRIL 25, 2002
                      PROXY SOLICITED BY BOARD OF DIRECTORS

     The undersigned hereby appoints Joe E. Corvin and L. Ray Adams, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Oregon Steel Mills, Inc. on April 25, 2002 and any adjournment thereof, with all powers that the undersigned would possess if personally present, with respect to the items on the reverse side.

     THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE PROXIES MAY VOTE IN THEIR DISCRETION
AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

     PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY.
                    (CONTINUED AND TO BE SIGNED ON REVERSE)



                    [TRIANGLE]FOLD AND DETACH HERE[TRIANGLE]



                                ADMISSION TICKET

             ADMISSION TICKET FOR THE 2002 OREGON STEEL MILLS, INC.
                        ANNUAL MEETING OF STOCKHOLDERS,
              THURSDAY, APRIL 25, 2002, AT 9:30 A.M. PACIFIC TIME
                AT THE DOUBLE TREE HOTEL, COLUMBIA RIVER COMPLEX,
              1401 N. HAYDEN ISLAND DRIVE, PORTLAND, OREGON 97217.

                                  Please mark         [Square box
                                  your votes           in which an
                                  as indicated         "X" has been
                                  in this example.     marked]

1.  Election of Class B Directors

         FOR
         [  ]     FOR nominees listed below

       WITHHOLD
         [  ]    WITHHOLD AUTHORITY to vote for nominees listed below.

               HARRY L. DEMOREST, STEPHEN P. REYNOLDS, WILLIAM SWINDELLS



        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.



                                                     Dated:            , 2002
                                                           -----------

[To the left of "Date"                               -----------------------
 appears a 3/8-inch,                                  Signature of Shareholder
 horizontal black line;
 a perpendicular 3/8-inch                             -----------------------
 black line extends                                   Signature or Signatures
 downward from the right
 corner of the horizontal
 line.)


Please date and sign exactly as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. When shares are held jointly, each joint owner should sign. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                    [TRIANGLE]FOLD AND DETACH HERE[TRIANGLE]




                                ADMISSION TICKET


ADMISSION TICKET FOR THE 2002 OREGON STEEL MILLS, INC. ANNUAL MEETING OF STOCKHOLDERS, THURSDAY, APRIL 25, 2002, AT 9:30 A.M. PACITIC TIME AT THE DOUBLE TREE HOTEL, COLUMBIA RIVER COMPLEX, 1401 N. HAYDEN ISLAND DRIVE, PORTLAND, OREGON 97217.

                              THIS IS NOT A PROXY

Admits stockholder(s) or duly appointed proxy(ies) of record only.

NON-TRANSFERABLE.

THIS TICKET, OR OTHER EVIDENCE OF STOCK OWNERSHIP, MUST BE PRESENTED TO ENTER THE MEETING.

Admittance will be based upon availability of seating.

THE DISTRIBUTION OF LEAFLETS AND OTHER MATERIAL IS NOT PERMITTED. CAMERAS, TAPE RECORDERS, MICROPHONES, MEGAPHONES, AND OTHER NOISE MAKING DEVICES ARE PROHIBITED IN THE MEETING. THANK YOU FOR YOUR COOPERATION.